Exhibit 23.2

KSI SHAH & ASSOCIATES Chartered Accountants
Tel.: 04-332-5657, Fax: 04-332 5667 – Suite 1003, Khalid Al Attar Tower, Sh. Zayed Road, P.O. Box: 71241, Dubai – U.A.E. sna@sna-me.com

Ref: Cert./080804	25 August 2008

Lazare Kaplan International Inc.
New York, New York

Dear Sir,

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-40225, No. 333-92077 and No. 333-52303) of Lazare Kaplan International of our report dated August 11, 2008, relating to the Gulfdiam DMCC financial statements, an equity investee, which is incorporated by reference in this Annual Report on Form 10-K.

Cordially,

CHARTERED ACCOUNTANTS
Dubai